As filed with the Securities and Exchange Commission on November 18, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact name of registrant as specified in its charter)

Delaware	26-0500600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY	10577
(Address of Principal Executive Offices)	(Zip Code)

RETAIL OPPORTUNITY INVESTMENTS CORP. 2009 EQUITY INCENTIVE PLAN
(Full title of the plan)

Stuart A. Tanz
Chief Executive Officer
3 Manhattanville Road
Purchase, New York  10577
(Name and address of agent for service)

(914) 272-8080
(Telephone number, including area code, of agent for service)

With copies to:

Jay L. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York  10019
(212) 878-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [x]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	4,000,000	$9.68	$38,720,000	$2,760.74

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Represents (i) 520,000 shares of Common Stock previously issued pursuant to the Retail Opportunity Investments Corp. 2009 Equity Incentive Plan (the “Plan”) and shares of Common Stock reserved for issuance under outstanding awards previously granted to employees pursuant to the Plan and (ii) 3,480,000 available for issuance under future awards to be granted pursuant to the Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of our Common Stock as reported by the NASDAQ Global Market on November 16, 2010.

-ii-

EXPLANATORY NOTE

This Registration Statement on Form S-8 covers the registration of 4,000,000 shares of common stock, $0.0001 par value per share, of Retail Opportunity Investments Corp. (the “Company”) under the Retail Opportunity Investments Corp. 2009 Equity Incentive Plan (the “Plan”).  As of the date of this Registration Statement, these 4,000,000 shares consist of (i) 285,000 shares of common stock of the Company previously issued to certain officers, directors and employees of the Company pursuant to the Plan; (ii) 235,000 shares of common stock of the Company reserved for issuance under outstanding option awards previously granted to certain officers, directors and employees of the Company pursuant to the Plan; and (iii) 3,480,000 shares of common stock of the Company available for issuance under future awards which may be granted, from time to time, pursuant to the Plan; however, the allocation of these 4,000,000 shares may change over time in accordance with the terms of the Plan and applicable award agreements thereunder.

This Registration Statement contains two parts.  The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). This resale prospectus is to be used for reoffers and resales, on a continuous or delayed basis in the future, by certain officers, directors and employees of the Company of shares of common stock of the Company acquired under the Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.                      Plan Information.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”), either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                      Registrant Information and Employee Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the Plan and its administrator are available without charge by contacting:

Retail Opportunity Investments Corp.
3 Manhattanville Road
Purchase, New York  10577
(914) 272-8080
Attn:  Chief Financial Officer

-iv-

REOFFER PROSPECTUS

RETAIL OPPORTUNITY INVESTMENTS CORP.

505,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale, from time to time, of shares of our common stock, $0.0001 par value per share, by the selling stockholders.  The selling stockholders acquired such shares pursuant to grants, or will acquire such shares following the exercise of stock option awards previously granted, pursuant to the Retail Opportunity Investments Corp. 2009 Equity Incentive Plan. The Retail Opportunity Investments Corp. 2009 Equity Incentive Plan is referred to in this prospectus as the “Plan.” The selling stockholders may acquire additional shares of our common stock under the Plan. The selling stockholders are not required to sell any shares of our common stock.

The shares of our common stock covered by this prospectus are “restricted securities” or “control securities” under the Securities Act of 1933, as amended, or the Securities Act.  This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction.  Each stockholder that sells shares of our common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Shares of our common stock are listed on the NASDAQ Global Market under the symbol “ROIC.” On November 17, 2010, the last reported sale price of our common stock was $9.71 per share.

Investing in shares of our common stock involves a high degree of risk.  See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 and in other periodic filings we file with the Securities and Exchange Commission, or the SEC, in the future for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated November 18, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus.  The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

-i-

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus.  This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock.  You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.

References in this prospectus to the terms "the Company,” “we,” “us” and “our,” or other similar terms, mean Retail Opportunity Investments Corp., together with its consolidated subsidiaries, unless the context indicates otherwise.

RETAIL OPPORTUNITY INVESTMENTS CORP.

We were incorporated in Delaware on July 10, 2007 for the purpose of acquiring through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more assets or control of one or more operating businesses, which we refer to as the Business Combination.  On August 7, 2009, we entered into the Framework Agreement with NRDC Capital Management, LLC which, among other things, sets forth the steps to be taken by us  to continue the business as a corporation that will elect to qualify as a real estate investment trust, or a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2010.  On October 20, 2009, our stockholders and warrantholders approved each of the proposals presented at the special meetings of stockholders and warrantholders, respectively, in connection with the transactions contemplated by the Framework Agreement, including to provide that the consummation of substantially all of the transactions contemplated by the Framework Agreement also constitutes a Business Combination under our  second amended and restated certificate of incorporation, as amended.  Following the consummation of the Business Combination, we have been primarily focused on investing in, acquiring, owning, leasing, repositioning and managing a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores.

 We are organized in a traditional umbrella partnership real estate investment trust ("UpREIT") format pursuant to which Retail Opportunity Investments GP, LLC, our wholly-owned subsidiary, serves as the general partner of, and the Company conducts substantially all of its business through, our wholly-owned operating partnership subsidiary, Retail Opportunity Investments Partnership, LP, a Delaware limited partnership, and its subsidiaries.

Our principal executive offices are located at 3 Manhattanville Road, Purchase, New York 10577.  Our telephone number at that location is (914) 272-8080. Our website is www.roireit.net.  The information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making a decision about whether to purchase shares of our common stock.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

When used in this prospectus and in the documents incorporated by reference into this prospectus, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and in Section 21F of the Securities and Exchange Act of 1934, as amended, or the Exchange Act.  Actual results may differ materially due to uncertainties including:

•
Our ability to identify and acquire retail real estate and real estate-related debt investments that meet our investment standards and the time period required for us to acquire our initial portfolio of our target assets;

•	The level of rental revenue and net interest income we achieve from our target assets;

•	The market value of our assets and the supply of, and demand for, retail real estate and real estate-related debt investments in which we invest;

•	The length of the current economic downturn;

•	The conditions in the local markets in which we will operate, as well as changes in national economic and market conditions;

•	Consumer spending and confidence trends;

•	Our ability to enter into new leases or to renew leases with existing tenants at the properties we acquire at favorable rates;

•	Our ability to anticipate changes in consumer buying practices and the space needs of tenants;

•	The competitive landscape impacting the properties we acquire and their tenants;

•	Our relationships with our tenants and their financial condition;

•	Our ability to qualify as a REIT for U.S. federal income tax purposes;

•	Our use of debt as part of our financing strategy and our ability to make payments or to comply with any covenants under any borrowings or other debt facilities we obtain;

•	The level of our operating expenses, including amounts we are required to pay to our management team and to engage third party property managers;

•	Changes in interest rates that could impact the market price of our common stock and the cost of our borrowings;

•	Legislative and regulatory changes (including changes to laws governing the taxation of REITs); and

•	The other factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009, which are incorporated herein by reference.

 Forward-looking statements are based on estimates as of the date of this prospectus. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this prospectus. You should carefully review the section entitled “Risk Factors” beginning on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of these and other risks that relate to our business and an investment in shares of our common stock. Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk.  You should carefully review the risks described below and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, together with the other information contained in or incorporated by reference into this prospectus, before making an investment decision. Our business, results of operations and financial condition may be materially and adversely affected due to any of these risks.  The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment.  Some risk factors in this section are “forward-looking statements.” See “Cautionary Note on Forward-Looking Statements.”

Risks Related To Our Common Stock

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

As of November 17, 2010, we had 41,804,675 shares of common stock outstanding. In addition, as of that date, approximately 235,000 shares of our common stock were issuable pursuant to outstanding stock options and awards granted under the Plan which had not yet vested or which had vesting but had not yet been exercised.  Additional shares of common stock are also available to be granted under our Plan or may be granted under future equity plans. Sales or potential sales of our common stock by us, our significant stockholders or our officers, directors and employees may cause the market price of our common stock to decline.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders.  The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the shares of our common stock that are being registered for reoffer and resales by selling stockholders who have acquired or may acquire shares of our common stock under the Plan. The selling stockholders may resell any or all of the shares of our common stock, when issued, subject to vesting conditions in some cases, while this prospectus is effective.

Officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of shares of our common stock available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement, subject to the aggregate number of shares included within this prospectus. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.” Each selling stockholder will receive all of the net proceeds from the sale of his or her shares covered by this prospectus.

The following table identifies each selling stockholder of the Company and sets forth, based on the information available to us on November 17, 2010, (i) the name and relationship to us of each selling stockholder; (ii) the number of shares of common stock outstanding that, to our knowledge, are beneficially owned by such selling stockholder; (iii) the number of shares of common stock are available to be sold by such selling stockholder; and (iv) the number of shares of common stock that will be owned by such selling stockholder and the percentage, if 1% or more, of common stock outstanding that such shares will represent after the completion of this offering.

				Shares Beneficially Owned After the Offering(2)(4)
Selling Stockholder (1)	Position	Shares Beneficially Owned as of November 17, 2010(2)	Shares Available to be Sold(3)	Number	Percentage of Class(4)
Melvin S. Adess	Director	25,000	25,000	-	*
Richard A. Baker	Director and Executive Chairman	8,066,667(5)	100,000	8,000,000	19.1%
Charles J. Persico	Director	25,000(6)	10,000	15,000	*
John B. Roche	Chief Financial Officer	114,867(7)	100,000	48,200	*
Richard K. Schoebel	Chief Operating Officer	44,515(8)	70,000	2,515	*
Stuart A. Tanz	Director and Chief Executive Officer	643,099(9)	200,000	509,765	1.22%

______________________
* Less than 1% of common shares outstanding

(1) The address of each selling stockholder listed in the following table is c/o Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10577.

(2) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding or otherwise has or shares (i) the power to vote or direct the voting of such security or (ii) investment power, which includes the power to dispose or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of a security, if that person has the right to acquire beneficial ownership of such security within 60 days. Options or warrants held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person.

(3) The number of shares of common stock that are available to be sold includes (i) shares of common stock acquired by each selling stockholder pursuant to grants under the Plan, (ii) shares of common stock acquired by each selling stockholder pursuant to awards previously granted under the Plan and (iii) shares of common stock that may be acquired pursuant to awards previously granted under the Plan, assuming the vesting of all awards, the achievement of all performance criteria and the exercise of all stock options and other awards.

(4) Based on 41,804,675 shares of common stock issued and outstanding as of November 17, 2010. Since the selling stockholders may sell all, some or none of the shares of common stock that they hold, we have estimated the amounts and percentages of shares of common stock that the selling stockholders will hold after completion of this offering by assuming that the selling stockholders (a) will not acquire the beneficial ownership of any additional shares of common stock, (b) will dispose of only shares offered under this prospectus prior to completion of this offering, and (c) will sell all of the shares which are available to be sold under this prospectus. The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

(5) Includes 8,000,000 shares issuable upon exercise of the warrants held by NRDC Capital Management, LLC.  Mr. Baker and certain other persons are the sole members of NRDC Capital Management, LLC. Mr. Baker  disclaims ownership of the securities owned by NRDC Capital Management, LLC except to the extent of his pecuniary interest therein. The terms of the warrants restrict their exercise and limit beneficial ownership of the shares issuable upon their exercise to the extent such exercise would cause the holder to Beneficially Own or Constructively Own, within the meaning of our Certificate of Incorporation, in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in our Certificate of Incorporation. Includes 16,667 common shares that may be acquired upon the exercise of currently exercisable stock options.

(6) Includes 15,000 shares held by Perco Management Defined Benefit Pension Trust, of which Jules Levy is Trustee and Mr. Persico is the sole beneficiary.

(7) Includes 16,667 common shares that may be acquired upon the exercise of currently exercisable stock options.

(8) Includes 7,000 common shares that may be acquired upon the exercise of stock options which will be exercisable within 60 days.

(9) Includes 33,334 common shares that may be acquired upon the exercise of currently exercisable stock options.

PLAN OF DISTRIBUTION

The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus.  If and when they occur, such sales may be made in any of the following manners:

•
on the NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•	in public or privately negotiated transactions;

•	in transactions involving principals or brokers;

•	in a combination of such methods of sale; or

•	any other lawful methods.

Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions.  Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus.  The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf.  In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares.  We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.

The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us.  The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.

Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and the effectiveness of internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and are so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The Statements of Revenues and Certain Expenses of Santa Ana, Lake Stevens, and Norwood Center, for the year ended December 31, 2009, included in the Company's Current Report on Form 8-K dated April 27, 2010 have been audited by McGladrey & Pullen, LLP, an independent audit firm, as stated in their reports which are incorporated herein by reference, and are so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The Statements of Revenues and Certain Expenses of Happy Valley Town Center and Oregon City Point, for the year ended December 31, 2009, included in the Company's Current Report on Form 8-K/A dated September 3, 2010 have been audited by PKF LLP, an independent audit firm, as stated in their reports which are incorporated herein by reference, and are so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The Statements of Revenues and Certain Expenses of Heritage Market Center, for the year ended December 31, 2009, included in the Company's Current Report on Form 8-K/A dated October 8, 2010 have been audited by PKF LLP, an independent audit firm, as stated in their report which is incorporated herein by reference, and is so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The Statements of Revenues and Certain Expenses of Cascade Summit Town Square, for the year ended December 31, 2009, included in the Company's Current Report on Form 8-K/A dated October 8, 2010 have been audited by PKF LLP, an independent audit firm, as stated in their report which is incorporated herein by reference, and is so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The Statements of Revenues and Certain Expenses of Sycamore Creek, for the year ended December 31, 2009, included in the Company's Current Report on Form 8-K dated November 18, 2010 have been audited by PKF LLP, an independent audit firm, as stated in their report which is incorporated herein by reference, and is so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009.

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010, June 30, 2010 and September 30, 2010.

•	Our Current Reports on Form 8-K filed with the SEC on January 6, 2010, February 9, 2010, February 19,

2010, March 25, 2010, April 1, 2010, April 27, 2010, May 11, 2010, May 17, 2010, June 21, 2010, June 23, 2010, July 19, 2010, July 27, 2010, August 25, 2010, September 23, 2010, October 1, 2010, October 18, 2010, November 8, 2010 and November 18, 2010.

•	Our Current Reports on Form 8-K/A filed with the SEC on September 3, 2010, October 8, 2010 and October 8, 2010.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 2, 2009.

Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus.  This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.

We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference.  To request a copy of those documents, you should contact us as set forth below under “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.  We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.

Through our website at www.roireit.net, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements and other information that we file with the SEC. You may also read and copy those materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system.  The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information that registrants, such as we, file electronically with the SEC.  Our website address set forth above is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.

Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at:

Retail Opportunity Investments Corp.
3 Manhattanville Road
Purchase, New York  10577
(914) 272-8080
Attn:  Chief Financial Officer

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

•	The Company's Annual Report on Form 10-K for the year ended December 31, 2009.

•	The Company's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010, June 30, 2010 and September 30, 2010.

•
The Company's Current Reports on Form 8-K filed with the SEC on January 6, 2010, February 9, 2010, February 19, 2010, March 25, 2010, April 1, 2010, April 27, 2010, May 11, 2010, May 17, 2010, June 21, 2010, June 23, 2010, July 19, 2010, July 27, 2010, August 25, 2010, September 23, 2010, October 1, 2010, October 18, 2010, November 8, 2010 and November 18, 2010.

•	The Company's Current Reports on Form 8-K/A filed with the SEC on September 3, 2010, October 8, 2010 and October 8, 2010.

•	The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 2, 2009.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not applicable.

Item 6.                      Indemnification of Directors and Officers.

Our second amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

"Section 145.  Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation  or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees)."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            Paragraph A of Article Ninth of our second amended and restated certificate of incorporation provides:

"The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

Item 7.                      Exemption from Registration Claimed.

The issuance of the shares of restricted stock being registered for resale in this registration statement was exempt from registration under the Securities Act by reason of Section 4(2) thereof, since the issuances were made to a small number of directors, officers and employees of the Company and were not public offerings.

Item 8.                      Exhibits.

Number	Description	Filed Herewith / Incorporated by Reference from the Registrant's
4.1	Second Amended and Restated Certificate of Incorporation	Form S-1/A filed on September 7, 2007
4.2	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	Form 8-K filed on October 26, 2009
4.3	Third Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	Form 8-K filed on October 26, 2009
4.4	Fourth Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	Form 8-K filed on October 26, 2009
4.5	Amended and Restated By-laws	Form 8-K filed on October 26, 2009
4.6	Specimen Unit Certificate	Form 8-K filed on October 26, 2009
4.7	Specimen Common Stock Certificate	Form 8-K filed on October 26, 2009
4.8	Specimen Warrant Certificate	Form 8-K filed on October 26, 2009
4.9	Form of Warrant Agreement	Form S-1/A filed on September 7, 2007
4.10	Supplement and Amendment to Warrant Agreement dated as of October 20, 2009	Form 8-K filed on October 26, 2009
4.11	Retail Opportunity Investments Corp. 2009 Equity Incentive Plan	Form 8-K filed on October 26, 2009
5.1	Opinion of Clifford Chance US LLP	Filed Herewith
23.1	Consent of McGladrey & Pullen, LLP	Filed Herewith

Number	Description	Filed Herewith / Incorporated by Reference from the Registrant's
23.2	Consent of McGladrey & Pullen, LLP	Filed Herewith
23.3	Consent of PKF LLP	Filed Herewith
23.4	Consent of Clifford Chance US LLP (included in Exhibit 5.1)	Filed Herewith
24.1	Power of Attorney (included on signature page)	Filed Herewith

Item 9.                      Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 18th day of November, 2010.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:  /s/ STUART A. TANZ
Name: Stuart A. Tanz
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Tanz and John B. Roche, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date:
/s/ RICHARD A. BAKER Richard A. Baker	Executive Chairman of the Board	November 18, 2010

/s/ STUART A. TANZ Stuart A. Tanz	Chief Executive Officer, President and Director (Principal Executive Officer)	November 18, 2010

/s/ JOHN B. ROCHE John B. Roche	Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2010

/s/ MELVIN S. ADESS Melvin S. Adess	Director	November 18, 2010

/s/ MICHAEL J. INDIVERI Michael J. Indiveri	Director	November 18, 2010

/s/ EDWARD H. MEYER Edward H. Meyer	Director	November 18, 2010

Name	Title	Date:
/s/ LEE S. NEIBART Lee S. Neibart	Director	November 18, 2010

/s/ CHARLES J. PERSICO Charles J. Persico	Director	November 18, 2010

EXHIBIT INDEX

Number	Description	Filed Herewith / Incorporated by Reference from the Registrant's
4.1	Second Amended and Restated Certificate of Incorporation	Form S-1/A filed on September 7, 2007
4.2	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	Form 8-K filed on October 26, 2009
4.3	Third Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	Form 8-K filed on October 26, 2009
4.4	Fourth Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	Form 8-K filed on October 26, 2009
4.5	Amended and Restated By-laws	Form 8-K filed on October 26, 2009
4.6	Specimen Unit Certificate	Form 8-K filed on October 26, 2009
4.7	Specimen Common Stock Certificate	Form 8-K filed on October 26, 2009
4.8	Specimen Warrant Certificate	Form 8-K filed on October 26, 2009
4.9	Form of Warrant Agreement	Form S-1/A filed on September 7, 2007
4.10	Supplement and Amendment to Warrant Agreement dated as of October 20, 2009	Form 8-K filed on October 26, 2009
4.11	Retail Opportunity Investments Corp. 2009 Equity Incentive Plan	Form 8-K filed on October 26, 2009
5.1	Opinion of Clifford Chance US LLP	Filed Herewith
23.1	Consent of McGladrey & Pullen, LLP	Filed Herewith
23.2	Consent of McGladrey & Pullen, LLP	Filed Herewith
23.3	Consent of PKF LLP	Filed Herewith
23.4	Consent of Clifford Chance US LLP (included in Exhibit 5.1)	Filed Herewith
24.1	Power of Attorney (included on signature page)	Filed Herewith